SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 29, 2004

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On March 29, 2004, Tarantella, Inc. (the “Company”) completed a Purchase Agreement with Olympus Securities, LLC (the “Olympus Agreement”). Pursuant to the Agreement, the Company issued 140,000 shares of the Company’s common stock at a purchase price of $1.00 per share in lieu of payment of a finder’s fee owed to Olympus Securities, LLC for the December 2003 private placement of the Company’s securities. Further, the Company has an obligation to file a registration statement for the registration of the shares.

The foregoing description of the Olympus Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Olympus Agreement, and the Registration Rights Agreement, copies of which are filed as exhibits hereto.

In the December 2003 private placement, certain investors purchased 2,750,00 shares of the Company’s common stock at a price of $1.00 per share. The investors also acquired warrants to purchase up to an additional 550,000 shares at an exercise price of $1.39 per share. The warrants are exercisable for five years. For more information pertaining to the December 2003 private placement, the relevant Purchase Agreement, form of Warrant and Registration Rights Agreement were filed with the Company’s Form 10-K on March 8, 2004 and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

99.1	Purchase Agreement, dated March 29, 2004, between the Company and Olympus Securities, LLC

99.2	Registration Rights Agreement, dated March 29, 2004, between the Company and Olympus Securities, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: April 6, 2004	By:	/s/ John M. Greeley
John M. Greeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Purchase Agreement, dated March 29, 2004, between the Company and Olympus Securities, LLC

99.2	Registration Rights Agreement, dated March 29, 2004, between the Company and Olympus Securities, LLC